Exhibit 10.2

Execution Copy

LIMITED GUARANTEE

Limited Guarantee, dated as of June 26, 2006 (this “Limited Guarantee”), by [                ] (the “Guarantor”), in favor of Univision Communications Inc., a Delaware corporation (the “Guaranteed Party”). Capitalized terms used herein without definition have the meanings given to them in the Merger Agreement (as defined below).

                1.             LIMITED GUARANTEE. To induce the Guaranteed Party to enter into an Agreement and Plan of Merger, dated as of June 26, 2006, (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and between Umbrella Holdings, LLC, a Delaware limited liability company in which the Guarantor proposes to invest (“Buyer”), Umbrella Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer (“Acquisition Sub”), and the Guaranteed Party, pursuant to which Acquisition Sub will merge with and into the Guaranteed Party, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, the due, punctual and complete payment of [   ]% of the Buyer Termination Fee and Buyer’s obligations for intentional breach of the Merger Agreement or fraud not to exceed [   ]% of the Intentional Breach Damages Cap (the “Obligations”); provided, however, that the maximum aggregate liability of the Guarantor hereunder shall not exceed (a) U.S.$ [     ] in the event of fraud or intentional breach by Buyer; (b) U.S.$ [     ] in the event that Buyer’s obligation to pay the Buyer Termination Fee arises pursuant to Section 8.2(b)(i) of the Merger Agreement; or (c) U.S.$ [     ] in the event that Buyer’s obligation to pay the Buyer Termination Fee arises pursuant to Section 8.2(b)(ii) of the Merger Agreement (in each such case, the “Maximum Amount”), it being understood and agreed that the amounts the Guarantor may be obligated to pay in the circumstances referred to in clauses (a), (b) and (c) is not a cumulative amount and Guarantor shall not be required to pay more than one such amount described in clauses (a), (b) or (c). The Guaranteed Party hereby agrees that (i) in no event shall the Guarantor, be required to pay to any person under, in respect of, or in connection with this Limited Guarantee more than the applicable Maximum Amount and (ii) the Guarantor shall not have any obligation or liability to any person relating to, arising out of or in connection with, this Limited Guarantee other than as expressly set forth herein.

                1.             NATURE OF GUARANTEE. The Guaranteed Party shall not be obligated to file any claim relating to the Obligations in the event that Buyer or Acquisition Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s Obligations hereunder. In the event that any payment to the Guaranteed Party hereunder is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Obligations as if such payment had not been made (subject to the terms hereof). This is an unconditional guarantee of payment and not of collectibility and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Limited Guarantee, irrespective of whether any action is brought against Buyer, Acquisition Sub or any Other Guarantor (as hereinafter defined) or whether Buyer, Acquisition Sub or any Other Guarantor is joined in any such action or actions.

                3.             CHANGES IN OBLIGATIONS, CERTAIN WAIVERS. The Guarantor agrees that the Guaranteed Party may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Obligations (provided that the foregoing shall be subject to the consent of Buyer and Acquisition Sub to the extent such extension involves an amendment of the Merger Agreement), and may also make any agreement with Buyer or Acquisition Sub, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party and Buyer and/or Acquisition Sub without in any way impairing or affecting the Guarantor’s obligations under this Limited Guarantee. The Guarantor agrees that the Obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure (or delay) of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Buyer or Acquisition Sub or any other person interested in the transactions contemplated by the Merger Agreement (including any other guarantor pursuant to a Limited Guarantee dated as of the date hereof to be entered into between the Guaranteed Party and such other guarantor (collectively, the “Other Guarantors”); (b) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Buyer or Acquisition Sub or any other person interested in the transactions contemplated by the Merger Agreement (including any Other Guarantor); (c) the existence of any claim, set-off or other right which the Guarantor may have at any time against Buyer or Acquisition Sub or the Guaranteed Party, whether in connection with the Obligations or otherwise; (d) the adequacy of any other means the Guaranteed Party may have of obtaining repayment of any of the Obligations; (e) any change in the time, place or manner of payment of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (f) the addition, substitution or release of any entity or other person interested in the transactions contemplated by the Merger Agreement; or (g) any change in the corporate existence, structure or ownership of Buyer or Acquisition Sub. To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the Obligations incurred and all other notices of any kind (except for notices to be provided to Buyer or Acquisition Sub and its counsel Weil, Gotshal & Manges LLP in accordance with Section 9.2 of the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Buyer or Acquisition Sub or any other person interested in the transactions contemplated by the Merger Agreement (including any Other Guarantor), and all suretyship defenses generally (other than fraud or willful misconduct by the Guaranteed Party or any of its subsidiaries or affiliates, defenses to the payment of the Obligations under the Merger Agreement that are available to Buyer or Acquisition Sub or breach by the Guaranteed Party of this Limited Guarantee). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits.

The Guarantor hereby unconditionally and irrevocably covenants and agrees not to exercise any rights that it may now have or hereafter acquire against Buyer, Acquisition Sub or any of the Other Guarantors, in each case that arise from the existence, payment, performance, or enforcement of the Guarantor’s obligations under or in respect of this Limited Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Buyer and/or Acquisition Sub, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Buyer and/or Acquisition Sub, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations shall have been paid in full in cash. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Obligations, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations, in accordance with the terms of the Merger Agreement, whether matured or unmatured, or to be held as collateral for any Obligations or other amounts payable under this Limited Guarantee thereafter arising.

The Guaranteed Party hereby covenants and agrees that it shall not institute, and shall cause its subsidiaries and affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, against any Guarantor or Buyer Affiliate, except for claims against the Guarantor under this Limited Guarantee and against Other Guarantors under their written limited guarantees. The Guarantor hereby covenants and agrees that it shall not institute, and shall cause its subsidiaries and affiliates not to institute, any proceeding asserting that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law). Notwithstanding anything to the contrary contained in this Limited Guarantee, the Guaranteed Party hereby agrees that to the extent Buyer and Acquisition Sub are relieved of all or any portion of their Obligations under the Merger Agreement, the Guarantor shall be similarly relieved of its Obligations under this Limited Guarantee.

                4.             NO WAIVER; CUMULATIVE RIGHTS. No amendment or waiver of any provision of this Limited Guarantee shall be valid and binding unless it is in writing and signed, in the case of an amendment, by each of the Guarantor and the Guaranteed Party, or in the case of waiver, by the party against whom the waiver is sought to be enforced. No waiver by a party of any breach or violation of, or default under, this Limited Guarantee shall be deemed to extend to any prior or subsequent breach, violation or default hereunder or to affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the

Guaranteed Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time.

                5.             REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants that:

(a)        the execution, delivery and performance of this Limited Guarantee have been duly and validly authorized by all necessary action and do not contravene, conflict with or result in any violation of  any provision of the Guarantor’s charter, partnership agreement, operating agreement or similar organizational documents or any Law, regulation, rule, decree, Order, judgment or contractual restriction applicable to or binding on the Guarantor or its assets;

(b)        all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Limited Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Limited Guarantee;

(c)        this Limited Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(d)        the Guarantor has the financial capacity to pay and perform its Obligations under this Limited Guarantee, and all funds necessary for the Guarantor to fulfill its Obligations under this Limited Guarantee shall be available to the Guarantor for so long as this Limited Guarantee shall remain in effect in accordance with Section 8 hereof.

                6.             ASSIGNMENT. Neither this Limited Guarantee nor any rights, interests or Obligations hereunder shall be assigned by either party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party hereto; except that if a portion of the Guarantor’s commitment under the Equity Commitment Letter is assigned in accordance with the terms thereof, then a corresponding portion of its Obligations hereunder may be assigned to the same assignee; provided that any such assignment will not relieve Guarantor of its Obligations hereunder.

                7.             NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7):

if to the Guarantor:

[                                  ]

[                                  ]

[                                  ]

Phone:

Fax:

Attention:

with copies to:

Weil, Gotshal & Manges LLP

50 Kennedy Plaza, 11th Floor

Providence, RI  02903

Phone:  (401) 278-4710

Fax:  (401) 278-4701

Attention:              David K. Duffell

                                Sharlyn C. Heslam

if to the Guaranteed Party:

Univision Communications Inc.

1999 Avenue of the Stars, Suite 3050

Los Angeles, California 90067

Phone:  (310) 556-7655

Fax:  (310) 556-1526

Attention:              C. Douglas Kranwinkle, Esq.

with copies to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

Phone:  (212) 735-3000

Fax:  (212) 735-2000

Attention:              Roger S. Aaron

                                Howard L. Ellin

CONTINUING GUARANTEE. This Limited Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until the indefeasible payment and satisfaction in full of the Obligations. Notwithstanding the foregoing, this Limited Guarantee shall terminate and the Guarantor shall have no further obligation under this Limited Guarantee as of the earlier of (i) the Effective Time and (ii) the eighteen month anniversary of the date hereof. Notwithstanding the foregoing, in the event that the Guaranteed

Party or any of its subsidiaries or affiliates asserts in any litigation or other proceeding that the provisions hereof (including without limitation Section 1 hereof) limiting the maximum aggregate liability of the Guarantor to the applicable Maximum Amount or any other provisions of this Limited Guarantee are illegal, invalid or unenforceable in whole or in part, or asserting any theory of liability against the Guarantor or any Guarantor Affiliate or Buyer or Acquisition Sub with respect to the transactions contemplated by the Merger Agreement or this Limited Guarantee other than liability of the Guarantor under this Limited Guarantee (as limited by the provisions hereunder, including Section 1), then (x) the Obligation of the Guarantor under this Limited Guarantee shall terminate ab initio and be null and void, (y) if the Guarantor has previously made any payments under this Limited Guarantee, it shall be entitled to recover such payments from the Guaranteed Party, and (z) neither the Guarantor nor any Guarantor Affiliates shall have any liability to the Guaranteed Party or any of its affiliates with respect to the transactions contemplated by the Merger Agreement or under this Limited Guarantee; provided, however, that if the Guarantor asserts in any litigation or other proceeding that this Guarantee is illegal, invalid or unenforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law), then, to the extent the Guaranteed Party prevails in such litigation or proceeding, the Guarantor shall pay on demand all reasonable fees and out of pocket expenses of the Guaranteed Party in connection with such litigation or proceeding.

                9.             NO RECOURSE. The Guaranteed Party acknowledges that the sole asset of Buyer is cash in a de minimis amount, and that no additional funds are expected to be contributed to Buyer unless and until the Closing occurs. Notwithstanding anything that may be expressed or implied in this Limited Guarantee or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that the Guarantor may be a partnership or limited liability company, by its acceptance of the benefits of this Limited Guarantee, the Guaranteed Party acknowledges and agrees that it has no right of recovery against, and no personal liability shall attach to, any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee of the undersigned or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee of any of the foregoing (collectively, but not including Buyer, each a “Guarantor or Buyer Affiliate”), through Buyer or otherwise, whether by or through attempted piercing of the corporate (or limited liability company) veil, by or through a claim by or on behalf of Buyer against any Guarantor or Buyer Affiliate (including a claim to enforce the commitment letter dated as of date hereof from the Guarantor and the Other Guarantors to Buyer (the “Equity Commitment Letters”), by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise, except for its rights to recover from the Guarantor (but not any Guarantor or Buyer Affiliate (including any general partner or managing member)) under and to the extent provided in this Limited Guarantee and subject to the limitations described herein, and its rights against Other Guarantors pursuant to the terms of their written limited guarantees delivered contemporaneously herewith. Recourse against the Guarantor under and pursuant to the terms of this Limited Guarantee and against Other Guarantors pursuant to the terms of their written limited guarantees delivered contemporaneously herewith shall be the sole and exclusive remedy of the Guaranteed Party and all of its affiliates against the Guarantor and Guarantor or Buyer Affiliates in respect of any liabilities or Obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby. Nothing set forth in this Limited Guarantee shall affect or be construed to affect any liability of Buyer or Acquisition Sub to the Guaranteed Party or shall confer or give or shall be construed to confer or give to any person other than the Guaranteed Party (including any person acting in a representative capacity) any rights or remedies against any person, including the Guarantor, except as expressly set forth herein.

                10.           RELEASE. (a) By its acceptance of this Limited Guarantee, the Guaranteed Party hereby covenants and agrees that (1) neither the Guaranteed Party nor any of its subsidiaries or affiliates, and the Guaranteed Party agrees to the maximum extent permitted by law, none of its officers, directors, security holders or representatives has or shall have any right of recovery under or in connection with the Merger Agreement, or the transactions contemplated thereby or otherwise relating thereto, and to the extent that it has or obtains any such right it, to the maximum extent permitted by law, hereby waives (on its own behalf and on behalf of each of the aforementioned persons) each and every such right against, and hereby releases, the Guarantor and each of the Guarantor or Buyer Affiliates from and with respect to any claim, known or unknown, now existing or hereafter arising, in connection with any transaction contemplated by or otherwise relating to the Merger Agreement or the transactions contemplated thereby, whether by or through attempted piercing of the corporate (or limited liability company) veil, by or through a claim by or on behalf of Buyer or Acquisition Sub or any other person against any Guarantor or Buyer Affiliate, or otherwise under any theory of law or equity (the “Released Claims”), other than claims against the Guarantor pursuant to this Limited Guarantee (subject to the limitations described herein); and (2) recourse against the Guarantor under this Limited Guarantee (and subject to the limitations described herein) shall be the sole and exclusive remedy of the Guaranteed Party. The Guaranteed Party hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby or otherwise relating thereto, against Buyer or Acquisition Sub or the Guarantor or Buyer Affiliate except claims against the Guarantor under this Limited Guarantee (subject to the limitations described herein). Notwithstanding the foregoing, in connection with the pursuit by the Guaranteed Party of a claim under this Limited Guarantee, the Guaranteed Party may pursue a declaratory judgment claim against Buyer or Acquisition Sub to demonstrate that Buyer or Acquisition Sub has failed to perform its obligations under the Merger Agreement and to establish damages.

                11.           GOVERNING LAW. This Limited Guarantee, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out or relate to this Limited Guarantee or the negotiation, execution or performance of this Limited Guarantee (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in this Limited Guarantee, shall be governed by the internal laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule.

                12.           WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTEE OR

THE ACTIONS OF EACH OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                13.           COUNTERPARTS. This Limited Guarantee may be executed and delivered (including by facsimile transmission) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                14.           ENTIRE AGREEMENT. This Limited Guarantee constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and this Limited Guarantee is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

                15.           JURISDICTION AND VENUE; SERVICE OF PROCESS. Each of the parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Limited Guarantee were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Limited Guarantee and to enforce specifically the terms and provisions of this Limited Guarantee exclusively in a state or federal court located in Delaware. In addition, each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Limited Guarantee and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Limited Guarantee, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 14 shall affect the right of any party to serve legal process in any other manner permitted by Law.

                16.           SEVERABILITY. If any term or other provision of this Limited Guarantee is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Limited Guarantee shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party; provided, however, that this Limited Guarantee may not be enforced without giving effect to the limitation of the amount payable hereunder to the Maximum Amount provided in Section 1 hereof and to the provisions of Section 3 hereof. No party hereto shall assert, and each party shall cause its respective affiliates not to assert, that this Limited Guarantee or any part hereof is invalid, illegal or unenforceable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Limited Guarantee so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                17.           HEADINGS. Headings are used for reference purposes only and do not affect the meaning or interpretation of this Limited Guarantee.

                IN WITNESS WHEREOF, the undersigned have executed and delivered this Limited Guarantee as of the date first above written.

[ ]

By.
Name:
Title:

UNIVISION COMMUNICATIONS, INC.

By.
Name:
Title:

[Limited Guarantee Signature Page]